Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 3, 2010 in Amendment No. 11 to the Registration Statement (Form S-1/A No. 333-161329) and related Prospectus of Mirion Technologies, Inc. for the registration of shares of its common stock.
/s/ Ernst & Young LLP
San Francisco, California
September 3, 2010